Exhibit (h)(3)(iv)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

December 19, 2019

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention:     Wendy Silverman

                      William R. Sacco

Re:	Master Sub-Administration Agreement

Ladies and Gentlemen:

Reference is made to a Master Sub-Administration Agreement dated December 17, 2012, as amended (the “Sub-Administration Agreement”) by and among Transamerica Fund Services, Inc. and State Street Bank and Trust Company (“State Street”).

In accordance with Section 23, the Additional Funds provision, of the Sub-Administration Agreement, the undersigned hereby requests that State Street act as Sub-Administrator for each separate series of each Fund (as defined in the Sub-Administration Agreement) as listed on Schedule A attached hereto under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

TRANSAMERICA FUND SERVICES, INC.

By:	/s/ Vincent J. Toner
Name:	Vincent J. Toner
Title:	Vice President, Administration and Treasurer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:
Effective Date: December 19, 2019

SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

As of December 19, 2019

Management Investment Companies Registered with the SEC and Portfolios thereof, if any

Transamerica Funds

Transamerica ClearTrack 2015

Transamerica ClearTrack 2020

Transamerica ClearTrack 2025

Transamerica ClearTrack 2030

Transamerica ClearTrack 2035

Transamerica ClearTrack 2040

Transamerica ClearTrack 2045

Transamerica ClearTrack 2050

Transamerica ClearTrack 2055

Transamerica ClearTrack 2060

Transamerica ClearTrack Retirement Income

Transamerica Asset Allocation – Conservative Portfolio

Transamerica Asset Allocation – Growth Portfolio

Transamerica Asset Allocation – Intermediate Horizon

Transamerica Asset Allocation – Long Horizon

Transamerica Asset Allocation – Moderate Growth Portfolio

Transamerica Asset Allocation – Moderate Portfolio

Transamerica Asset Allocation – Short Horizon

Transamerica Balanced II

Transamerica Bond

Transamerica Capital Growth

Transamerica Core Bond

Transamerica Dividend Focused

Transamerica Dynamic Allocation

Transamerica Dynamic Income

Transamerica Emerging Markets Debt

Transamerica Emerging Markets Equity

Transamerica Emerging Markets Opportunities

Transamerica Event Driven

Transamerica Floating Rate

Transamerica Global Equity

Transamerica Global Multifactor Macro

Transamerica Global Real Estate Securities

Transamerica Government Money Market

Transamerica High Quality Bond

Transamerica High Yield Bond

Transamerica High Yield Muni

Transamerica Inflation Opportunities

Transamerica Inflation-Protected Securities

Transamerica Intermediate Bond

Transamerica Intermediate Muni

Transamerica International Equity

Transamerica International Growth

Transamerica International Small Cap Value

Transamerica International Stock

Transamerica International Value

Transamerica Large Cap Value

Transamerica Large Core

Transamerica Large Growth

Transamerica Large Value Opportunities

Transamerica Long/Short Strategy

Transamerica Managed Futures Strategy

Transamerica Mid Cap Growth

Transamerica Mid Cap Value

Transamerica Mid Cap Value Opportunities

Transamerica MLP & Energy Income

Transamerica Multi-Asset Income

Transamerica Multi-Managed Balanced

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Short-Term Bond

Transamerica Small Cap Core

Transamerica Small Cap Growth

Transamerica Small Cap Value

Transamerica Small/Mid Cap Value

Transamerica Stock Index

Transamerica Total Return

Transamerica Unconstrained Bond

Transamerica US Growth

Transamerica Series Trust

Transamerica 60/40 Allocation VP

Transamerica Aegon High Yield Bond VP

Transamerica Aegon U.S. Government Securities VP

Transamerica American Funds Managed Risk VP

Transamerica Barrow Hanley Dividend Focused VP

Transamerica BlackRock Global Allocation VP

Transamerica BlackRock Global Allocation Managed Risk – Balanced VP

Transamerica BlackRock Global Allocation Managed Risk – Growth VP

Transamerica BlackRock Global Real Estate Securities VP

Transamerica BlackRock Government Money Market VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Greystone International Growth VP

Transamerica International Equity Index VP

Transamerica Janus Mid-Cap Growth VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Asset Allocation – Conservative VP

Transamerica JPMorgan Asset Allocation – Growth VP

Transamerica JPMorgan Asset Allocation – Moderate Growth VP

Transamerica JPMorgan Asset Allocation – Moderate VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan International Moderate Growth VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP

Transamerica Legg Mason Dynamic Allocation – Growth VP

Transamerica Levin Large Cap Value VP

Transamerica Madison Diversified Income VP

Transamerica Managed Risk – Balanced ETF VP

Transamerica Managed Risk – Conservative ETF VP

Transamerica Managed Risk – Growth ETF VP

Transamerica Market Participation Strategy VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Multi-Managed Balanced VP

Transamerica Multi-Manager Alternative Strategies VP

Transamerica PIMCO Tactical – Balanced VP

Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP

Transamerica PIMCO Total Return VP

Transamerica PineBridge Inflation Opportunities VP

Transamerica ProFund UltraBear VP

Transamerica QS Investors Active Asset Allocation - Conservative VP

Transamerica QS Investors Active Asset Allocation - Moderate Growth VP

Transamerica QS Investors Active Asset Allocation - Moderate VP

Transamerica Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica TS&W International Equity VP

Transamerica U.S. Equity Index VP

Transamerica WMC US Growth VP

Transamerica WMC US Growth II VP

Transamerica Asset Allocation Variable Funds

Transamerica Asset Allocation – Intermediate Horizon Subaccount

Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount

Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust

Transamerica Global Allocation Liquidating Trust

Transamerica Arbitrage Strategy Liquidating Trust